UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2009

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Third Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

245 First Street Sixteenth Floor Cambridge, MA 02142
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2009, CombinatoRx, Incorporated (the "Company") entered into a Second Amendment (the "Amendment") to the Office and Laboratory Lease Agreement (the "Lease") between the Company and MA-Riverview/245 First Street, L.L.C. (the "Landlord"), dated as of October 18, 2005, and amended on March 9, 2006 and June 5, 2006, relating to the Company's principal office and laboratory facility in Cambridge, Massachusetts (the "Facility"). Prior to the Amendment of the Lease, which expires in January 2017, the Company leased approximately 63,000 square feet of office and laboratory space at the Facility.

In accordance with the terms of the Amendment, the Company and the Landlord agreed that the Company's occupancy of approximately 18,035 square feet of leased premises located on the sixteenth floor of the Facility (the "Office Premises") would cease as of June 16, 2009, and that the Company would be liable for rent payments and occupancy costs on the Office Premises through September 30, 2009.

In accordance with the terms of the Amendment, the Company and the Landlord agreed that the Company's occupancy and liability for rent payments and occupancy costs of approximately 22,095 square feet of leased premises currently occupied by the Company and located on the fourth floor of the of the Facility (the "Lab Premises") would cease as of October 2, 2009.

Under the Amendment, as consideration for the right to cease occupancy of the Office Premises, the Company will pay the Landlord $500,000 on or before October 1, 2009. Under the Amendment, as consideration for the right to cease occupancy of the Lab Premises, the Company will pay the Landlord $500,000 on or before January 1, 2010 and $500,000 on or before July 1, 2010.

In connection with the Amendment, the Company's Letter of Credit with Bank of America N.A. for the benefit of the Landlord shall be reduced from $4.0 million to $2.5 million, effective as of December 1, 2009; to $1.8 million effective as of December 1, 2010; to $1.2 million effective as of December 1, 2011; and to $0.8 million effective as of December 1, 2012.

Under the terms of the Lease, as amended by the Amendment, the Company will continue to lease and occupy approximately 23,199 square feet of office and laboratory space at the Facility with a lease term until January 2017.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

See the description in Item 1.01 of the modifications to the Company's direct financial obligations under the Amendment, the Lease and the letter of credit with Bank of America N.A. for the benefit of the Landlord.

Item 9.01.            Financial Statements and Exhibits.

(d)    Exhibits
Exhibit No.	Description
10.1	Second Amendment to Office and Laboratory Lease Agreement, as of August 3, 2009, by and between MA-Riverview, 245 First Street, L.L.C. and CombinatoRx, Incorporated.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED
	By:	/s/ Jason F. Cole
Name: Jason F. Cole
Title: SVP and General Counsel

Dated: August 4, 2009

Index to Exhibits
Exhibit No.	Description
10.1	Second Amendment to Office and Laboratory Lease Agreement, as of August 3, 2009, by and between MA-Riverview, 245 First Street, L.L.C. and CombinatoRx, Incorporated.